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                                                                  EXHIBIT 10.36


                       AMENDMENT NO. 4 TO LEASE AGREEMENT

        This Amendment No. 4 to Lease Agreement (this "Agreement"), made as of the 3rd day of March, 2000, between The BIV Group ("Lessor") and Cholestech Corporation ("Lessee"). Lessor and Lessee hereby agree as follows:

        1. RECITALS. This Agreement is made with reference to the following facts:

           A. Lessor, successor-in-interest to Sun Life Assurance Company of Canada, as "Lessor", and Lessee, as "Lessee" are parties to that certain Standard Industrial Lease - Multi-Tenant dated October 22, 1989 as previously amended by that certain amendment No. 1 to Lease Agreement dated April 28, 1990, that certain Addendum No. 2 dated March 17, 1995 and that certain Addendum No. 3 dated January 27, 1997 (collectively, as amended, the "Lease") with respect to those certain premises known as 3233 Investment Boulevard.

           B. Lessor and Lessee desire to extend the term of the Lease and amend the Lease as provided herein.

        1. TERM. The term of the Lease shall be extended through March 31, 2002 (the "Expiration Date"). The period commencing on April 1, 2000 and ending March 31, 2002 shall be defined as the "Extension Term".

        2. RENT. Base Rent under the Lease for the period commencing on April 1, 2000 and ending on the Expiration Date shall be $0.72 per square foot of the premises NNN, as otherwise provided under paragraph 4.2 of the lease dated October 22, 1989.

        3. LEASE. Except as modified hereby, the Lease shall remain in full force and effect, and as modified hereby, the Lease is ratified and confirmed in all respects.

        4. MISCELLANEOUS. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Captions are inserted for convenience only and will not affect the construction hereof. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease. This Agreement may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of any changes, termination or waiver is sought. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



LESSOR:                                     LESSEE:

THE BIV GROUP                               CHOLESTECH CORPORATION

By: /s/ Ali Bushehr                         By: /s/ Robert J. Dominici
   --------------------------------            --------------------------------

Print Name: Ali Bushehr                     Print Name:  Robert J. Dominici
            -----------------------                      ----------------------

Title: General Partner                      Title:  Executive Vice President
       ----------------------------                 ---------------------------